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                                                                    EXHIBIT 99.1


                                      PROXY
                                    VIB CORP
                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY ___, 1999



        The undersigned shareholder of VIB Corp (the "Company") hereby nominates, constitutes and appoints R. Stephen Ellison, John L. Skinner and Alice Helen Lowery Westerfield, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at Valley Independent Bank's Main Office, 1448 Main Street, El Centro, California 92243, on ____________, January ___, 1999, at 6:00 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

        1. MERGER OF BOS INTERIM BANK, F.S.B. WITH STOCKDALE. To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Reorganization dated September 15, 1998 (the "Merger Agreement"), by and between Bank of Stockdale, F.S.B. ("Stockdale") and VIBC whereby Stockdale will become a wholly-owned subsidiary of VIBC. Upon consummation of the merger, each outstanding share of Stockdale's common stock will be converted into the right to receive shares of Company's common stock, as more particularly described in the Joint Proxy Statement - Prospectus dated __________________, 1998 and in the Merger Agreement attached as Appendix A thereto.

                         FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

        2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof.

                       PLEASE SIGN AND DATE THE OTHER SIDE



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                           PLEASE SIGN AND DATE BELOW


        The Board of Directors recommends a vote of "FOR" on Proposal 1. The proxy confers authority and shall be voted in accordance with the recommendation of the Board of Directors, unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instruction. In all other matters, if any, presented at the Special Meeting, this proxy shall be voted in accordance with the recommendations of the Company's Board of Directors.


        ____________________________                Dated:________________, 1998
        (Number of Shares)


        ____________________________                ____________________________
        (Please Print Your Name)                    (Signature of Shareholder)



        ____________________________                ____________________________
        (Please Print Your Name)                    (Signature of Shareholder)


        (Please date this proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)


            I do [ ] do not [ ] expect to attend the Special Meeting.


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE SPECIAL MEETING.



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